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                                   EXHIBIT 99

                                  PRESS RELEASE



For Immediate Release:

                       MARSH SUPERMARKETS, INC. ANNOUNCES
               OFFERING OF $150 MILLION SENIOR SUBORDINATED NOTES

Indianapolis, IN, July 17, 1997

     Marsh Supermarkets, Inc. (NASDAQ: MARSA and MARSB) announces that it intends to offer $150 million of Senior Subordinated Notes due 2007.

     The offering will be made by means of an offering memorandum to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and is expected to close in early August. Proceeds of the offering will be used to repay senior unsecured indebtedness and amounts outstanding under revolving credit facilities, and for general corporate purposes, including capital expenditures.

     The Notes offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under federal and state securities laws.